EXHIBIT 99.C1A


                                  Exhibit 10(c)

                  Written Consent of PricewaterhouseCoopers LLP


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 16, 2000, relating to the financial statements and financial highlights of the sub-accounts constituting the WRL Series Annuity Account, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Tampa, Florida
July 26, 2000